                                                               Exhibit 4
                      Magnetic Technologies Europe Limited
                   Directors' report and financial statements
                                31 December 1993
                           Registered number 2785063

Magnetic Technologies Europe Limited

Directors' report and financial statements

CONTENTS                                                                  PAGE

Directors' report                                                         1

Directors' responsibilities statement                                     3

Auditors' report                                                          4

Profit and loss account                                                   5

Balance sheet                                                             6

Notes                                                                     7

Magnetic Technologies Europe Limited

Directors' report


The directors present their first annual report and financial statements for the period ended 31 December 1993.

INCORPORATION AND CHANGE IN NAME

The company was incorporated on 29 January 1993 as Ingleby (666) Limited and changed its name to Magnetic Technologies Europe Limited on 10 March 1993.

PRINCIPAL ACTIVITY AND BUSINESS REVIEW

The principal activity of the company is the sale of magnetic brushes for use in office automation products.

RESULTS AND DIVIDENDS

The loss on ordinary activities after taxation for the period ended 31 December 1993 was pound sterling 122,423. No dividends were paid or proposed during the period.

FIXED ASSETS

Details of the movement in tangible fixed assets are given in Note 8 to the financial statements.

DIRECTORS AND DIRECTORS' INTERESTS

The directors of the company during the year and the interests of those who held office at the end of the year in the shares and debentures of Cookson Group plc were as follows:

                                                          OPTIONS ON                      OPTIONS ON
                                                        ORDINARY SHARES                 ORDINARY SHARES
                                                          OF 50P EACH                     OF 50P EACH
                        ORDINARY SHARES                 EXECUTIVE SHARE                 SAVINGS RELATED
                          OF 50P EACH                    OPTION SCHEME                      SCHEME
                          31 DECEMBER                     31 DECEMBER                     31 DECEMBER
                     1993            1992            1993            1992            1993            1992
                Pound Sterling  Pound Sterling  Pound Sterling  Pound Sterling  Pound Sterling  Pound Sterling
 KR Blunden                  -               -          33,315          30,520          20,631          19,974
 DJ Hudson                   -               -         189,497         127,258          16,311          15,800
 CH Marsh                    -               -          78,021          59,493          22,707          21,992
 G McNeil                    -               -               -               -               -               -
 J Vangellow                 -               -               -               -               -               -



                                 SHARE OPTION MOVEMENTS IN YEAR
                        EXECUTIVE SHARE                    SAVINGS
                         OPTION SCHEME                 RELATED SCHEME
                       GRANTED EXERCISED              GRANTED EXERCISED
                POUND STERLING  POUND STERLING  POUND STERLING  POUND STERLING
 KR Blunden              9,935           8,054               -               -
 DJ Hudson              58,420               -               -               -
 CH Marsh               24,799           8,054               -               -
 G McNeil                    -               -               -               -
 J Vangellow                 -               -               -               -

The movements in options on ordinary shares do not reflect increases due to rights issues.

Magnetic Technologies Europe Limited

Directors' report




DIRECTORS AND DIRECTORS' INTEREST (continued)

Ingleby Holdings Limited was appointed as director on 29 January 1993 and resigned on 29 April 1993.

Messrs KR Blunden, DJ Hudson, CH Marsh, G McNeil and J Vangellow were appointed as directors on 29 April 1993.

None of the directors had any other interest in the shares of the company or any other group undertakings.

AUDITORS

In accordance with Section 385 of the Companies Act 1985, a resolution for the re-appointment of KPMG Peat Marwick as auditors of the company is to be proposed at the forthcoming annual general meeting.

By order of the board



By: /s/ CH Marsh
   -------------------------------
              Secretary
                                                                 Droitwich Road
                                                                      Worcester
                                                                 Worcestershire
                                                                        WR3 7JX



                                                                7 February 1994

Magnetic Technologies Europe Limited

Directors' responsibilities statement




DIRECTORS' RESPONSIBILITIES IN RESPECT OF THE PREPARATION OF FINANCIAL
STATEMENTS

The directors are required by company law to prepare financial statements which give a true and fair view of the state of affairs of the company at the end of the year and of the loss for the period to that date. They are also responsible for maintaining adequate accounting records, for safeguarding the assets of the group and for preventing and detecting fraud and other irregularities.

The financial statements must be prepared in compliance with the required formats and disclosures of the Companies Act 1985 and with applicable accounting standards. In preparing these financial statements the directors are required:

- - -        To select suitable accounting policies and then apply them consistently;

- - -        To make judgments and estimates that are reasonable and prudent;

- - -        To take account of expenses and income relating to the period being reported on, whether or not they have been paid or received in that period; and

- - -        To prepare the financial statements on a going concern basis unless it is inappropriate to presume that the company will continue in business.

The directors confirm that the financial statements comply with these requirements.

KPMG Peat Marwick





Auditors' report to the members of Magnetic Technologies Europe Limited

We have audited the financial statements on pages 5 to 12.

Respective responsibilities of directors and auditors

As described on page 3 the company's directors are responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit, on those financial statements and to report our opinions to you.

Basis of opinion

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgments made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we consider necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion the financial statements give a true and fair view of the state of the company's affairs at 31 December 1993 and of the loss for the period then ended and have been properly prepared in accordance with the Companies Act 1985.



By: /s/ KPMG Peat Marwick UK                                    7 February 1994
    -------------------------------
        Chartered Accountants
        Registered Auditors
        Birmingham, UK

Magnetic Technologies Europe Limited

Profit and loss account
for the period ended 31 December 1993

                                                                      Note                 11 MONTHS
                                                                                                1993
                                                                                      POUND STERLING
TURNOVER                                                                 2                    24,519
Cost of sales                                                            3                  (146,942)
                                                                                            --------
OPERATING LOSS BEING THE LOSS ON ORDINARY
     ACTIVITIES BEFORE TAXATION                                                             (122,423)
Tax on loss on ordinary activities                                       6                         -
                                                                                            --------
LOSS ON ORDINARY ACTIVITIES AFTER TAXATION BEING
     RETAINED LOSS FOR THE PERIOD TRANSFERRED TO RESERVES                                   (122,423)
                                                                                            --------


A statement of movements on reserves is given in note 14 on page 12.

There were no recognised gains or losses during the period ended 31 December 1993 other than the loss for the period of pound sterling 122,423.

There is no material difference between the results disclosed and the results calculated on an unmodified historical cost basis.

Magnetic Technologies Europe Limited

Balance sheet
at 31 December 1993

                                                         NOTE                             1993
                                                         ----           -----------------------------------------
                                                                        POUND STERLING             POUND STERLING
                                                                        --------------             --------------
FIXED ASSETS
Intangible assets                                           7                                          860,927
Tangible assets                                             8                                          143,138
                                                                                                     ---------
                                                                                                     1,004,065
CURRENT ASSETS
Stocks                                                      9               1,284
Debtors                                                    10             249,689
Cash at bank and in hand                                                   46,560
                                                                         --------
                                                                          297,533
Creditors: amounts falling due within one
   year                                                    11            (761,769)
                                                                         --------
NET CURRENT ASSETS                                                                                    (464,236)
                                                                                                     ---------
NET ASSETS                                                                                             539,829
                                                                                                     ---------
CAPITAL AND RESERVES
Called up share capital                                    13                                            1,000
Share premium account                                      14                                          661,252
Profit and loss account                                    14                                         (122,423)
                                                                                                     ---------
                                                                                                       539,829
                                                                                                     =========


These financial statements were approved by the board of directors on 7 February 1994 and were signed on its behalf by:


By:     /s/ KR Blunden
    ----------------------
            Director

Magnetic Technologies Europe Limited

Notes
(forming part of the financial statements)



1        ACCOUNTING POLICIES

         ACCOUNTING CONVENTION

         The financial statements have been prepared in accordance with applicable Accounting Standards under the historical cost convention.

         TURNOVER

         Turnover is the invoiced value of goods delivered and services rendered less returns, net of value added tax.

         INTANGIBLE FIXED ASSETS

         Amortisation is provided to write off the cost of intangible fixed assets over their estimated useful lives on a straight line basis.

         Licence agreement                         - 5 years

         TANGIBLE FIXED ASSETS

         Depreciation is provided to write off the cost of tangible fixed assets over their estimated useful lives on a straight line basis.

         Motor vehicles                            - 5 years
         Plant and machinery                       - 10 years
         Furniture, fixtures and fittings          - 5 to 10 years

         STOCKS

         Stocks are valued at the lower of cost and net realisable value. Cost represents materials, direct labour and the costs incurred in bringing the stock to its present location.

         DEFERRED TAXATION

         Provision is made on the liability basis for taxation deferred due to the excess of capital allowances over historical depreciation and other timing differences only to the extent that such tax may become payable in the foreseeable future. The amounts provided in respect of excess capital allowances are based on estimates of the future level of capital expenditure.

         CURRENCY TRANSLATION

         Monetary assets and liabilities denominated in foreign currencies are translated into sterling at the rate of exchange ruling at the balance sheet date. Exchange differences on trading are dealt with in the profit and loss account.

Magnetic Technologies Europe Limited

Notes
(forming part of the financial statements)


         PENSION COSTS

         Contributions are charged against profit in the year in which they fall due.

         LEASED ASSETS

         All leases are operating leases. Annual rentals are charged to the profit and loss account in accordance with the individual lease agreements.

2        TURNOVER

         The whole of the turnover was derived from the sale of magnetic brushes in the United Kingdom.

3        COST OF SALES

                                                                          1993
                                                                      POUND STERLING
                                                                      --------------
         Change in stocks of finished goods                              (1,284)
         Raw materials and consumables                                   23,016
         Other external charges                                             334
         Staff costs (see note 4)                                        47,381
         Depreciation of tangible fixed asses (see note 8)                4,106
         Management charge payable to parent undertaking                 12,000
         Other operating charges                                         61,389
                                                                        -------
                                                                        146,942
                                                                        -------
         Costs included above:
         Auditors' remuneration - audit fee                               3,000
                                                                        =======

Magnetic Technologies Europe Limited

Notes
(forming part of the financial statements)


4        STAFF NUMBERS AND COSTS

         The average number of persons (excluding directors) employed by the company was as follows:

                                                              1993
                                                             NUMBER
                                                             ------
         Administration                                         1
         Production                                             1
                                                               ---
                                                                2
                                                               ===

         The aggregate payroll costs of these
                persons were as follows:

                                                             1993
                                                        POUND STERLING
                                                        --------------

         Wages and salaries                                40,151
         Social security costs                              3,333
         Pension and other costs                            3,897
                                                           ------
                                                           47,381
                                                           ------


5        DIRECTORS' EMOLUMENTS

         There were no directors' emoluments paid in the period.

6        TAX ON LOSS ON ORDINARY ACTIVITIES

         No credit has been taken in these accounts for the taxable losses incurred in the period, since it is not certain that group relief will be available to relieve these losses.

7        INTANGIBLE FIXED ASSETS

         Intangible fixed assets represents a production licence purchased in the year for pound sterling 860,927 on which no amortisation has been charged.

Magnetic Technologies Europe Limited

Notes
(forming part of the financial statements)


8        TANGIBLE FIXED ASSETS

                                           MOTOR         PLANT AND       FURNITURE,            TOTAL
                                        VEHICLES         MACHINERY       FIXTURES &
                                                                           FITTINGS
                                  POUND STERLING    POUND STERLING   POUND STERLING   POUND STERLING
                                  --------------    --------------   --------------   --------------
         COST
         Additions                        15,698           105,000           26,546          147,244
                                          ------           -------           ------          -------

         At end of period                 15,698           105,000           26,546          147,244
                                          ------           -------           ------          -------

         DEPRECIATION
         Charge for the period             1,286             2,066              754            4,106
                                          ------           -------           ------          -------

         At end of period                  1,286             2,066              754            4,106
                                          ------           -------           ------          -------

         NET BOOK VALUE
         AT 31 DECEMBER 1993              14,412           102,934           25,792          143,138
                                          ------           -------           ------          -------



9        STOCKS

                                                                                                1993
                                                                                      POUND STERLING
                                                                                      --------------
         Finished goods                                                                        1,284



10       DEBTORS

                                                                                                1993
                                                                                      POUND STERLING
                                                                                      --------------
         Trade debtors                                                                        28,809
         Other debtors                                                                        29,930
         Prepayments and accrued income                                                      190,950
                                                                                             -------
                                                                                             249,689
                                                                                             -------


Magnetic Technologies Europe Limited

Notes
(forming part of the financial statements)


11       CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR                                                    1993
                                                                                                 POUND STERLING
                                                                                                 --------------
         Trade creditors                                                                                 79,961
         Amounts owed to group undertakings                                                             638,465
         Other creditors                                                                                 43,343
                                                                                                        -------

                                                                                                        761,769
                                                                                                        -------

12       DEFERRED TAXATION

         No provisions for deferred taxation has been made as no actual liability is expected to arise in the normal conduct of the company's business in the foreseeable future.

         The potential deferred taxation asset is as follows:

                                                                                                           1993
                                                                                                 POUND STERLING
                                                                                                 --------------
         Excess of capital allowances over depreciation                                                  87,710
                                                                                                         ------

13       CALLED UP SHARE CAPITAL

                                                                                                           1993
                                                                                                 POUND STERLING
                                                                                                 --------------
         AUTHORISED, ALLOTTED, CALLED UP AND FULLY PAID:
         750 ordinary A shares of pound sterling 1 each                                                     750
         250 ordinary B shares of pound sterling 1 each                                                     250
                                                                                                          -----

                                                                                                          1,000
                                                                                                          -----


         On incorporation 2 ordinary shares were issued; one in the name of Ingleby Nominees Limited and one in the name of Ingleby Holdings Limited. On 30 April 1993 these 2 shares were redesignated with a further 748 of the authorized ordinary shares as "A" ordinary shares and 250 were redesignated as "B" ordinary shares.

         On 30 April 1993 the 2 "A" ordinary shares were transferred and 748 "A" ordinary shares were applied for and allotted with a total nominal value of 750 and consideration given for the 750 shares was pound sterling 496,689.

         On 30 April 1993 250 "B" ordinary shares were applied for and allotted with a nominal value of pound sterling 250 and consideration of pound sterling 165,563.

         The shares were allotted to strengthen the capital base of the company.

Magnetic Technologies Europe Limited

Notes
(forming part of the financial statements)


14       RESERVES

                                                                          PROFIT AND                 SHARE
                                                                                LOSS               PREMIUM
                                                                      POUND STERLING        POUND STERLING
                                                                      --------------        --------------
         At beginning of year                                                   -                    -
         Premium on issue of shares                                             -              661,252
         Profit for the year                                             (122,423)                   -
                                                                         --------              -------
         At end of the year                                              (122,423)             661,252
                                                                         --------              -------


15       RECONCILIATION OF MOVEMENT IN SHAREHOLDERS' FUNDS

                                                                                                      1993
                                                                                            POUND STERLING
                                                                                            --------------
         Loss for the financial period                                                        (122,423)
         New share capital subscribed                                                          662,252
                                                                                              --------
         Shareholders funds carried forward                                                    539,829
                                                                                              --------


16       CAPITAL COMMITMENTS

                                                                                                      1993
                                                                                            POUND STERLING
                                                                                            --------------
         Contracted for but not provided                                                       584,000
                                                                                               -------

17       PENSIONS

         The company is a member of the UK defined benefit scheme of Cookson Group plc, the assets of which are held in trustee administered funds. The total pension cost to the company was pound sterling 3,897.

         Pension costs are assessed in accordance with the advice of a qualified actuary using the projected unit method; valuations are carried out every three years, the last being in April 1992. Details of the latest actuarial valuation of the scheme are given in the consolidated annual accounts of Cookson Group plc.

18       ULTIMATE HOLDING COMPANY

         The company's ultimate holding company is Cookson Group plc, a company incorporated in Great Britain and registered in England and Wales.

         The accounts of Cookson Group plc are the only group accounts incorporating the company. Copies of those accounts can be obtained from 130 Wood Street, London, EC2V 6EQ.